Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2021 Financial Results

Accelerating Production Driving Improved Retail Conditions

Capacity Expansion Plan on Track to Support 2021 and Long-term Growth Goals

SECAUCUS, N.J. – May 3, 2021 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights Compared to Prior Year Period

●	Net sales of $93.4 million, an increase of 33.3%
●	Net loss of $10.9 million, compared with prior year net loss of $3.6 million
●	Adjusted EBITDA of $7.8 million, compared to $5.7 million, an increase of 35.3%[1]

"While it can be challenging to keep up with Freshpet's rapid growth, our team rose to the occasion and delivered a very strong performance in the first quarter. We achieved our strongest net sales growth rate in more than 5 years at 33%, we grew Adjusted EBITDA at a rate that slightly outpaced net sales growth, and we surpassed 4 million Freshpet households for the first time," commented Billy Cyr, Freshpet's Chief Executive Officer. "With rapidly improving retail conditions and increased capacity in place to support strong growth, we are in position to deliver our 2021 guidance and remain bullish on our 2025 'Feed the Growth' goals of 11 million households, $1.25 billion in net sales and a 25% adjusted EBITDA margin. We are changing the way people nourish their pets forever."

First Quarter 2021

First quarter of 2021 net sales increased 33.3% to $93.4 million compared to $70.1 million for the first quarter of 2020. Net sales for the first quarter of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $36.3 million, or 38.9% as a percentage of net sales, for the first quarter of 2021, compared to $31.8 million, or 45.4% as a percentage of net sales, in the same period last year. For the first quarter 2021, Adjusted Gross Profit was $43.6 million, or 46.7% as a percentage of net sales, compared to $34.7 million, or 49.5% as a percentage of net sales, in the prior year period. The decrease in Gross Profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to inflation in beef, cost related to February snowstorms impacting production capability, and increased processing cost as we expand production at Kitchens South. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) was $46.0 million for the first quarter of 2021 compared to $34.7 million in the prior year period. As a percentage of net sales, SG&A decreased to 49.3% for the first quarter of 2021 compared to 49.5% in the first quarter of 2020. Adjusted SG&A for the first quarter of 2021 was $35.9 million, or 38.4% as a percentage of net sales, compared to $28.9 million, or 41.3% as a percentage of net sales, in the prior year period. The decrease in SG&A as a percentage of net sales and Adjusted SG&A as a percentage of net sales was a result of increased media leverage and general and administrative expense leverage on higher net sales, partially offset by higher logistics cost as a percentage of net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $10.9 million for the first quarter of 2021 compared to net loss of $3.6 million for the prior year period. The increase in net loss was due to increased SG&A, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $7.8 million, or 8.3% as a percentage of net sales, for the first quarter of 2021, compared to $5.7 million, or 8.2% as a percentage of net sales, in the first quarter of 2020. The increase in Adjusted EBITDA was a result of higher net sales and Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Balance Sheet and Cash Flow

As part of the Company's efforts to strengthen its liquidity position to fund ongoing capacity expansion, during the first quarter of 2021, the Company completed a public offering of its common stock, which provided net proceeds of $332.5 million.

In addition, on February 19, 2021, the Company entered into a Sixth Amended and Restated Loan and Security Agreement (the "New Loan Agreement"). The New Loan Agreement provides for a $350.0 million senior secured credit facility (the "New Credit Facility"), encompassing a $300.0 million delayed draw term loan facility (the "New Delayed Draw Facility") and a $50.0 million revolving loan facility (the "New Revolving Loan Facility"), which replaced the Company's prior $130.0 million delayed draw term loan facility and $35.0 million revolving loan facility. The New Credit Facility has a five year term and will mature on February 19, 2026.

As of March 31, 2021, the Company had cash and cash equivalents of $341.0 million with no debt outstanding.

Outlook

For full year 2021, the Company reiterated its guidance. The Company continues to expect the following results:

●	To exceed net sales of $430.0 million, an increase greater than 35% from 2020.

●	To exceed Adjusted EBITDA of $61.0 million, an increase greater than 30% from 2020.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through May 17, 2021. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13718413.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before depreciation expense, plant start-up expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start-up expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$340,967	$67,247
Accounts receivable, net of allowance for doubtful accounts	28,818	18,438
Inventories, net	21,825	19,119
Prepaid expenses	2,496	3,378
Other current assets	1,936	914
Total Current Assets	396,042	109,096
Property, plant and equipment, net	331,371	281,073
Deposits on equipment	3,617	3,710
Operating lease right of use assets	7,557	7,866
Equity method investment	27,658	27,894
Other assets	7,727	4,749
Total Assets	$773,972	$434,388
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,955	$16,452
Accrued expenses	13,570	15,371
Current operating lease liabilities	1,298	1,298
Total Current Liabilities	$45,823	$33,121
Long term operating lease liabilities	6,753	7,098
Total Liabilities	$52,576	$40,219
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 43,242 issued and 43,228 outstanding on March 31, 2021, and 40,732 issued and 40,718 outstanding on December 31, 2020	43	41
Additional paid-in capital	938,242	600,388
Accumulated deficit	(216,812)	(205,924)
Accumulated other comprehensive income (loss)	179	(80)
Treasury stock, at cost — 14 shares on March 31, 2021 and on December 31, 2020	(256)	(256)
Total Stockholders' Equity	721,396	394,169
Total Liabilities and Stockholders' Equity	$773,972	$434,388

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020
NET SALES	$93,414	$70,098
COST OF GOODS SOLD	57,099	38,308
GROSS PROFIT	36,315	31,790
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	46,033	34,676
LOSS FROM OPERATIONS	(9,718)	(2,886)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(5)	22
Interest Expense	(901)	(704)
	(906)	(682)
LOSS BEFORE INCOME TAXES	(10,624)	(3,569)
INCOME TAX EXPENSE	16	22
LOSS ON EQUITY METHOD INVESTMENT	(248)	-
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,888)	$(3,590)
OTHER COMPREHENSIVE INCOME:
Change in foreign currency translation	$259	$59
TOTAL OTHER COMPREHENSIVE INCOME	259	59
TOTAL COMPREHENSIVE (LOSS)	$(10,629)	$(3,531)
NET (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.26)	$(0.10)
-DILUTED	$(0.26)	$(0.10)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	41,627	37,444
-DILUTED	41,627	37,444

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(10,888)	$(3,590)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(3)	91
Loss on disposal of equipment	60	2
Share-based compensation	6,080	2,178
Inventory obsolescence	129	118
Depreciation and amortization	7,089	4,453
Amortization of deferred financing costs and loan discount	617	625
Investments in equity method investment	236	—
Changes in operating assets and liabilities:
Accounts receivable	(10,378)	(1,805)
Inventories	(2,835)	(3,581)
Prepaid expenses and other current assets	(140)	10
Operating lease right of use	309	308
Other assets	137	12
Accounts payable	6,248	656
Accrued expenses	(1,801)	(1,692)
Other lease liabilities	(345)	(284)
Net cash flows used in operating activities	(5,485)	(2,501)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(20,000)
Acquisitions of property, plant and equipment, software and deposits on equipment	(49,334)	(34,238)
Net cash flows used in investing activities	(49,334)	(54,238)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	332,520	252,062
Proceeds from exercise of options to purchase common stock	714	403
Tax withholdings related to net shares settlements of restricted stock units	(1,529)	(645)
Proceeds from borrowings under Credit Facilities	—	20,933
Repayment of borrowings under Credit Facilities	—	(76,000)
Fees paid in connection with financing agreements	(3,166)	—
Net cash flows provided by financing activities	328,539	196,753
NET CHANGE IN CASH AND CASH EQUIVALENTS	273,720	140,014
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	67,247	9,472
CASH AND CASH EQUIVALENTS, END OF PERIOD	$340,967	$149,486

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,
	2021	2020
	(Dollars in thousands)
Gross Profit	$36,315	$31,790
Depreciation expense	3,800	1,744
Plant start-up expense (a)	1,843	467
Non-cash share-based compensation	710	449
COVID-19 expense (b)	953	217
Adjusted Gross Profit	$43,620	$34,667
Adjusted Gross Profit as a % of Net Sales	46.7%	49.5%

(a)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended
	March 31,
	2021	2020
	(Dollars in thousands)
SG&A expenses	$46,033	$34,676
Depreciation and amortization expense	3,289	2,709
Non-cash share-based compensation	5,370	1,729
Launch expense (a)	731	957
Loss on disposal of equipment	60	2
Equity offering expenses (b)	125	58
Enterprise Resource Planning (c)	603	273
COVID-19 expense (d)	4	—
Adjusted SG&A Expenses	$35,851	$28,948
Adjusted SG&A Expenses as a % of Net Sales	38.4%	41.3%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2021	2020
	(Dollars in thousands)
Net (loss)	$(10,888)	$(3,590)
Depreciation and amortization	7,089	4,453
Interest expense	901	704
Income tax expense	16	22
EBITDA	$(2,882)	$1,589
Loss on equity method investment	248	—
Loss on disposal of equipment	60	2
Non-cash share-based compensation	6,080	2,178
Launch expense (a)	731	957
Plant start-up expense (b)	1,843	467
Equity offering expenses (c)	125	58
Enterprise Resource Planning (d)	603	273
COVID-19 expense (e)	957	217
Adjusted EBITDA	$7,765	$5,741
Adjusted EBITDA as a % of Net Sales	8.3%	8.2%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic.